Patrick Industries, Inc. Completes Acquisition of Topline Counters, LLC

ELKHART, IN – December 23, 2019 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of Topline Counters, LLC (“Topline”), a designer, engineer, manufacturer and installer of a full suite of natural stone, quartz, laminate and solid surface kitchen and bathroom countertops, serving the single-family and multi-family residential markets as well as the commercial high-rise and big box retail markets. Topline is headquartered in Sumner, Washington with two additional facilities in Spokane, Washington and Vancouver, Washington. Topline’s trailing 12-months revenue through November 2019 was approximately $34 million. The Company expects the acquisition to be accretive to 2020 net income per share.
“Topline possesses an excellent reputation in the various industrial markets it serves and has built long-standing relationships with residential home builders, commercial building contractors, kitchen and bath dealers, and big box retail companies based on delivering superior quality products and service,” said Todd Cleveland, Chairman and Chief Executive Officer of Patrick. “This acquisition is aligned with our strategic initiatives and capital allocation strategy and we look forward to working with the Topline team to help further drive brand value, growth and synergy realization.”
“Topline’s brand platform provides Patrick with the opportunity to further expand our industrial geographic presence into the strong Pacific Northwest and western housing markets,” said Andy Nemeth, President of Patrick. “In addition, this acquisition will strengthen our ability to leverage our existing industrial operations and product portfolio further developing our full solutions model, with a focus on the residential single and multi-family housing markets, hotels and commercial high-rises, and big box retail. Consistent with previous acquisitions, we will support Topline with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.”
Josh Hulburt, President of Topline, said, “After more than 15 years growing our business, we look forward to continuing to drive our business model and expanding our market presence with the support of both the Topline team and the Patrick family. We are excited to partner with the Patrick organization, which shares our long-term vision to be a premier high-quality supplier to the markets we serve.”
The acquisition of Topline includes the acquisition of accounts receivable, inventory, machinery and equipment, and prepaid expenses. Patrick will continue to operate Topline on a stand-alone basis under its brand name in its existing facilities.
Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer and distributor of component products and building products serving the recreational vehicle, marine, manufactured housing, residential housing, high-rise, hospitality, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast in various locations throughout the United States and in Canada, China and the Netherlands. Patrick's major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, boat covers, towers, tops and frames, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, air handling products, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, appliances, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, tile, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products, in addition to providing transportation and logistics services.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include: adverse economic and business conditions, including cyclicality and seasonality in the industries we sell our products; the deterioration of the financial condition of our customers or suppliers; the loss of a significant customer; changes in consumer preferences; pricing pressures due to competition; conditions in the credit market limiting the ability of consumers and wholesale customers to obtain retail and wholesale financing for RVs, manufactured homes, and marine products; the imposition of restrictions and taxes on imports of raw materials and components used in our products; information technology performance and security; any increased cost or limited availability of certain raw materials; the impact of governmental and environmental regulations, and our inability to comply with them; our level of indebtedness; the ability to remain in compliance with our credit agreement covenants; the availability and costs of labor; inventory levels of retailers and manufacturers; the ability to generate cash flow or obtain financing to fund growth; future growth rates in the Company's core businesses; realization and impact of efficiency improvements and cost reductions; the successful integration of acquisitions and other growth initiatives; increases in interest rates and oil and gasoline prices; the ability to retain key executive and management personnel; the ability to achieve our strategic plan, and adverse weather conditions impacting retail sales.
There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Information about certain risks that could affect our business and cause actual results to differ from those expressed or implied in the forward-looking statements are contained in the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission ("SEC") and are available on the SEC's website at www.sec.gov. Each forward-looking statement speaks only as of the date of this press release, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date on which it is made.
Contact:
Julie Ann Kotowski
Investor Relations
kotowskj@patrickind.com
574.294.7511

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